Exhibit 10.3(m)
PENN NATIONAL GAMING, INC.

RESTRICTED STOCK UNIT AWARD AGREEMENT
Penn National Gaming, Inc. (the “Company”) has granted to you an Award of Restricted Stock Units (“RSUs”) pursuant to the Penn National Gaming, Inc. 2018 Long Term Incentive Compensation Plan, as follows:

Grantee:	__________________________
Date of Grant:	__________________________
Total Number of RSUs:	__________________________
Vesting Dates and Number of RSUs Vesting:	__________________________
The Award may be subject to performance conditions as determined by the Compensation Committee or its delegee from time to time and as communicated to you.
This RSU Award is subject to the terms and conditions of the Penn National Gaming, Inc. 2018 Long Term Incentive Compensation Plan, as amended from time to time (the “Plan”), which is available upon request, and any rules, and regulations established by the Compensation Committee of the Board of Directors of the Company (the “Committee”). Words used herein with initial capitalized letters that are not defined in this RSU Award are defined in the Plan.
The terms provided herein are applicable to this RSU Award. Different terms may apply to any prior or future awards under the Plan. To the extent that there is a conflict between the terms of this RSU Award and the Plan, the terms of the Plan shall govern.

I.	ACCEPTANCE OF AWARD
This RSU Award constitutes an agreement between you and the Company. You have reviewed all of the provisions of the Plan and this RSU Award. By electronically accepting this RSU Award according to the instructions provided by the Company’s designated broker, you agree that this electronic contract contains your electronic signature, which you have executed with the intent to sign this RSU Award, and that this RSU Award is granted under and governed by the terms and conditions of the Plan, this RSU Award, and the applicable provisions (if any) contained in a written employment agreement between the Company or an Affiliate and you. You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Committee on questions relating to the Plan, this RSU Award, and, solely in so far as they relate to this RSU Award, the applicable provisions (if any) contained in a written employment agreement between the Company or an Affiliate and you.

II.	VESTING
This RSU Award is subject to forfeiture until lapse of such forfeiture restrictions as set forth above. In addition, the forfeiture restrictions on this RSU Award shall lapse in their entirety as of the occurrence of any of the following events:
A.Your service as an Employee or Director of the Company or Subsidiary, as applicable, terminates because of your death or Disability; or
B.A Change of Control (as defined in the Plan) occurs.
There are no additional events or occurrences that shall lead to lapse of any forfeiture restrictions on this RSU Award.

III.	FORFEITURE
If your service as an Employee or Director of the Company or a Subsidiary, as applicable, terminates for any reason (except as otherwise provided for in the Plan or Section II of this RSU Award), then all of the RSUs remain subject to forfeiture restrictions at such time shall be forfeited. You will receive no payment for or shares of Common Stock for any RSUs that are forfeited.

IV.	LEAVES OF ABSENCE
For purposes of this RSU Award, your service as an Employee or Director, as applicable, does not terminate when you go on a leave of absence recognized under the Plan. Your service will terminate when the leave of absence ends, however, unless you immediately return to active service in the applicable capacity.

V.	PAYMENT FOR SHARES
There is no exercise price or other payment required from you in exchange for this RSU Award.

VI.	CONVERSION OF RSUs AND ISSUANCE OF SHARES
This Award shall be settled by the Company by the issuance of shares of Common Stock underlying the Award as soon as reasonably practicable following vesting, subject to the Committee’s determination that any applicable performance conditions have been met. Subject to satisfaction of applicable tax withholding as set forth in Section X, the Company shall transfer to you one share of Common Stock for each RSU that vests. The lapse of such forfeiture restrictions means that the Common Stock underlying the Award shall, thereafter, be fully transferable by you, subject to compliance with Section VIII of this RSU Award.

VII.	SHAREHOLDER RIGHTS
You are not and do not have the rights of a shareholder of the Company with respect to any shares of Common Stock underlying this RSU Award unless and until the Award vests and shares of Common Stock underlying the Award have been issued and delivered to you. After the lapse of any applicable forfeiture restrictions, the shares of Common Stock underlying the Award will be released to you in the form of a stock certificate or uncertificated shares.

VIII.	RESTRICTIONS ON RESALE
You may not sell any shares of Common Stock free from the forfeiture restrictions of this RSU Award at a time when applicable laws or Company policies would prohibit a sale. This restriction will apply as long as you are an Employee or Director, as applicable.

IX.	TRANSFER OF RSUs
The RSUs subject to this RSU Award may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of or otherwise encumbered except in accordance with Section 12.8 of the Plan. Any attempt at such disposition shall be void.

X.	WITHHOLDING TAXES
No shares of Common Stock will be released or issued to you unless you have made arrangements, acceptable to the Company, to pay any withholding taxes that may be due as a result of the lapse of the forfeiture restrictions. In accordance with the Plan, the Company is authorized to withhold from this RSU Award the amount (in cash, shares of Common Stock, other securities, or other Awards) of withholding taxes due with respect to this RSU Award that may be due as a result of the lapse of forfeiture restrictions and to take such other action as may be necessary in the opinion of the Company to satisfy statutory withholding obligations for the payment of such taxes. The Fair Market Value of the shares of Common Stock retained by the Company or surrendered by you shall be determined in accordance with the Plan as of the date the tax obligation arises.

XI.	ADJUSTMENTS
In the event of a stock split, a stock dividend or a similar change in the Common Stock, the number of shares of Common Stock underlying this RSU Award that remain subject to forfeiture will be adjusted accordingly.

XII.	ELECTRONIC DELIVERY AND DISCLOSURE
The Company may deliver or disclose, as applicable, any documents related to this RSU Award granted under the Plan, future awards that may be granted under the Plan, the prospectus related to the Plan, the Company’s annual reports or proxy statements by electronic means or to request your consent to participate in the Plan by electronic means. You hereby consent to receive such documents delivered electronically or to retrieve such documents furnished electronically, as applicable, and agree to participate in the Plan through any online or electronic system established and maintained by the Company or another third party designated by the Company.

XIII.	NO RIGHT TO CONTINUED SERVICE
This Award does not give you the right to continue in service with the Company or Subsidiary in any capacity. The Company or Subsidiary reserves the right to terminate your services at any time, with or without cause, subject to any employment agreement or other contract. In the event of a conflict between the terms of this RSU Award and an employment agreement, if any, the terms of the employment agreement control.

XIV.	APPLICABLE LAW
This Award will be interpreted and enforced under the laws of the Commonwealth of Pennsylvania, without regard to its choice of law provisions.

XV.	CODE SECTION 409A COMPLIANCE
To the extent the Committee determines that the Award granted under this Agreement is subject to Section 409A of the Code and fails to comply with the requirements of such Section, the Committee reserves the right to amend, terminate or replace this RSU Award in order to cause the Award to either not be subject to Section 409A of the Code or comply with the applicable provisions.

XVI.	ENTIRE AGREEMENT/AMENDMENT
The text of the Plan is incorporated in this RSU Award by reference.
This Award and the Plan constitute the entire understanding between you and the Company regarding this RSU Award. Any prior agreements, commitments or negotiations concerning this RSU Award are superseded. This Award may be amended in a way that is adverse to you or your beneficiaries only by another written agreement, signed by both parties, otherwise, the rights of the Board or Grantor as set forth in the Plan control as to any modification, alteration or amendment of this RSU Award.

PENN NATIONAL GAMING, INC.